As filed with the Securities and Exchange Commission on August 15, 2014

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hill International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8711	20-0953973
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

303 Lippincott Centre

Marlton, New Jersey 08053

(856) 810-6200

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlon, New Jersey 08053

(856) 810-6200

(Name, Address, Including Zip Code and

Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Darrick M. Mix, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, $0.0001 par value	20,000,000	$4.565	$61,906,316.51	$7,973.53

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)          Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The price per share of common stock is based on the average of the high and low prices of Registrant’s common stock on August 12, 2014 as reported on the New York Stock Exchange.

(3)         6,438,923 shares of Common Stock, having an aggregate offering amount of $38,504,759.54, registered hereunder represent unsold securities previously registered on the Registrant’s registration statement on Form S-4 that was declared effective on August 18, 2011 (No. 333-175823) (the “Prior S-4”).  Pursuant to Rule 415(a)(6) under the Securities Act, the $4,470.40 registration fee previously paid in connection with such unsold securities registered in the Prior S-4 will continue to be applied to such unsold securities in this Registration Statement, so no registration fee is required to be paid with this Registration Statement with respect to those securities because they constitute unsold securities being moved from the Prior S-4 to this replacement Registration Statement.  Accordingly, the amount of the registration fee in the Calculation of Registration Fee table ($7,973.53) relates to the 13,561,077 additional shares of Common Stock, having an aggregate offering amount of $61,906,316.51.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior S-4 will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 15, 2014

PROSPECTUS

20,000,000 Shares

Common Stock

From time to time in one or more offerings we may offer and sell up 20,000,000 shares of our common stock in connection with our future acquisitions of other businesses, assets or securities. Each time we offer common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares or during some other negotiated period.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finders’ or investment banking fees in specific acquisitions. Any person receiving a finders’ or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “HIL.” On August 12, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $4.49 per share.

Investing in our common stock involves risks.  In determining whether to accept shares of our common stock as all or part of the purchase price for our acquisition of your business, assets or securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 and in any applicable prospectus supplement we have authorized for use, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process, which allows us to offer and sell the common stock described in this prospectus in one or more offerings, as described in this prospectus. Using this prospectus, we may offer and sell up to 20,000,000 shares of our common stock.

This prospectus contains a general description of this offering. We will describe the specific terms of each offering, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to accept shares of our common stock as all or part of the purchase price for our acquisition of your business, assets or securities, you should read this prospectus, the supplement that further describes the particular offering of the common stock and the information we otherwise file with the SEC.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.

In this prospectus, references to “Company,” “we,” “us,” “our,” “registrant” and “Hill” refer to Hill International, Inc., a corporation organized under the laws of the State of Delaware, and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted.  You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of shares of common stock.  Our business, financial condition, results of operation and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at www.sec.gov.  You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information.  We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 14, 2014;

(b) Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 12, 2014, and for the quarter ended June 30, 2014, as filed with the SEC on August 8, 2014; and

(c) Our Current Reports on Form 8-K filed with the SEC on January 31, 2014,  June 13, 2014, July 28, 2014 (other than the material “furnished” therein), August 4, 2014 and August 6, 2014.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and until we have sold all of the shares of common stock to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement on Form S-4 we have filed with the SEC relating to the shares of common stock.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  We have filed or incorporated by reference certain legal documents that control the terms of the shares of common stock offered by this prospectus as exhibits to the registration statement.  We may file certain other legal documents that control the terms of the shares of common stock offered by this prospectus as exhibits to reports we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our common stock.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

William H. Dengler, Jr.

Senior Vice President, General Counsel and Secretary

Hill International, Inc.

303 Lippincott Centre

Marlton, NJ 08053

Telephone: (856) 810-6200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference in this prospectus are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements.  All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Except for historical information contained in this prospectus, the matters set forth herein are forward-looking statements. These forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. You can identify forward-looking statements by the use of terminology such as “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “could,” “should,” “potential” or “continue” or the negative or other variations thereof, as well as other statements regarding matters that are not historical fact.

Those forward-looking statements may concern, among other things:

•                  the markets for our services;

•                  projections of revenues and earnings, anticipated contractual obligations, capital expenditures, funding requirements or other benefits or other financial items;

•                  statements concerning our plans, strategies and objectives for future operations; and

•                  statements regarding future economic conditions or performance.

Important factors that could cause our actual results, performance or achievements to differ materially from estimates or projections contained in our forward-looking statements include:

•                  modifications and termination of client contracts;

•                  control and operational issues pertaining to business activities that we conduct pursuant to joint ventures with other parties;

•                  difficulties we may incur in implementing our acquisition strategy;

•                  the need to retain and recruit key technical and management personnel; and

•                  unexpected adjustments and cancellations related to our backlog.

Other factors that may affect our businesses, financial position or results of operations include:

•                  special risks regarding our ability to obtain debt financing or otherwise raise capital to meet required working capital needs and to support potential future acquisition activities;

•                  special risks of international operations, including uncertain political and economic environments, acts of terrorism or war, potential incompatibilities with foreign joint venture partners, foreign currency fluctuations, civil disturbances and labor issues; and

•                  special risks of contracts with governmental entities, including the failure of applicable governing authorities to take necessary actions to secure or maintain funding for particular projects with us, the unilateral termination of contracts by the government and reimbursement obligations to the government for funds previously received.

Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

THE COMPANY

Our company was founded by Irvin E. Richter, our current Chairman and Chief Executive Officer, in 1976.  We are one of the leading professional services firms in the construction industry with approximately 4,400 professionals in approximately 100 offices worldwide. We provide program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.

We currently provide project management and construction claims services to clients worldwide, primarily in the United States, Latin America, Europe, the Middle East, North Africa, Asia and Australia. Our clients include the United States and other national governments and their agencies, state and local governments and their agencies and the private sector. We are organized into two key operating segments: the Project Management Group and the Construction Claims Group.

In our Project Management Group, we provide construction management services which include program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting, commissioning, labor compliance and other services. In our Construction Claims Group, we advise clients in order to assist them in preventing or resolving claims and disputes based upon schedule delays, cost overruns and other problems on major construction projects worldwide.

Our executive office is located at 303 Lippincott Centre, Marlton, New Jersey 08053. We maintain a website at www.hillintl.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.  The telephone number at our executive office is (856) 810-6200.

RISK FACTORS

Investing in shares of our common stock involves risk.  Before making an investment decision, you should carefully consider the risks below as well as those described under “Risk Factors” in any applicable prospectus supplement or other offering material and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these or other risks, and you may lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Affecting the Business

Acts of terrorism, political, governmental and social upheaval and threats of armed conflicts in or around various areas in which we operate could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts or the loss of personnel.

Acts of terrorism, political, governmental and social upheaval and threats of armed conflicts in or around various areas in which we operate could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts or the loss of personnel, and may affect timing and collectibility of our accounts receivable. Such events may cause further disruption to financial and commercial markets and may generate greater political and economic instability in some of the geographic areas in which we operate. In addition, any possible reprisals as a consequence of the wars and ongoing military action in the Middle East and Africa, such as acts of terrorism in the United States or elsewhere, could have a material adverse effect on our business, results of operations and financial position.

If our clients delay in paying or fail to pay amounts owed to us, it could have a material adverse effect on our liquidity, results of operations and financial condition.

Accounts receivable represent the largest asset on our balance sheet. While we take steps to evaluate and manage the credit risks relating to our clients, economic downturns or other events can adversely affect the markets we serve and our clients ability to pay, which could reduce our ability to collect all amounts due from clients. In addition, the political unrest in countries in which we operate has impacted and may in the future impact our collections on accounts receivable. If our clients delay in paying or fail to pay us a significant amount of our outstanding receivables, it could have a material adverse effect on our liquidity, results of operations, and financial condition.

For example, due to the political unrest in Libya in February 2011, we suspended our operations in and demobilized substantially all of our personnel from Libya. We have open but inactive contracts in Libya. During 2013 and early 2014, we received payments of approximately $9,200,000 from our client, the Libyan Organization for the Development of Administrative Centres (“ODAC”), for work performed prior to March 2011. The remaining accounts receivable balance with ODAC is now $50,800,000. Since the end of the Libyan civil unrest in October 2011, the Company has sought to recover its receivable from ODAC through ongoing negotiations rather than pursue its legal rights for payment under the contracts. The Company believes that this course of action provides the best likelihood for recovery as it could result in completion of and payment on the existing contracts as well as the potential for the award of new contracts. There is at present no agreement, understanding or timetable for further payments of Hill’s accounts receivable from ODAC or a return to work on Hill’s existing contracts. However, management believes that these payments, along with standby letters of credit of approximately $14,000,000 posted in our favor by ODAC, were made in good faith and are a positive indication that ODAC intends to satisfy its obligations to Hill. Currently, the Company and ODAC are in the process of extending the standby letters of credit for an additional six month term. However, the Company cannot predict with certainty when, or if, the remaining accounts receivable will be paid by the Libyan authorities or when work will resume there. In the event that we do not realize any further payments, there could be a significant adverse impact on our results of operations and financial position.

Unfavorable global economic conditions could adversely affect our business, liquidity and financial results.

The markets that we serve are cyclical and subject to fluctuation based on general global economic conditions and other factors. Unfavorable global economic conditions, including disruption of financial markets in the United States, Europe and elsewhere, could adversely affect our business and results of operations, primarily by limiting our access to credit and disrupting our clients’ businesses. The reduction in financial institutions’ willingness or ability to lend has increased the cost of capital and reduced the availability of credit. Although we currently believe that the financial institutions with which we do business will be able to fulfill their commitments to us, there is no assurance that those institutions will be able or willing to continue to do so, which could have a material adverse impact on our business. The current European debt crisis and related European restructuring efforts may cause the value of European currencies, including the Euro and British pound sterling, to deteriorate, thus reducing the purchasing power of European clients and reducing the translated amounts of U.S. dollar revenues. For the year ended December 31, 2013, 14.7% of our consulting fee revenue was attributable to European clients. In addition, continuation or worsening of general market conditions in the United States, Europe or other national economies important to our businesses may adversely affect our clients’ level of spending, ability to obtain financing, and ability to make timely payments to us for our services, which could require us to increase our allowance for doubtful accounts, negatively impact our days sales outstanding and adversely affect our results of operations.

We cannot be certain that we will be able to raise capital or obtain debt financing to meet required capital needs.

We are currently party to a revolving credit agreement to assist in funding working capital needs. This agreement provides for a maximum total outstanding debt (that is, borrowings plus letters of credit) amounting to $65,000,000. The Company is required to comply with certain financial covenants with respect to leverage ratios and a fixed charge ratio as well as other covenants. If our operating results and financial liquidity are not as positive as we expect, that could cause us to be in violation of these covenants.

In addition, our current revolving credit agreement may not provide us with sufficient credit to meet all of the future financial needs of our business. We may be unable to increase availability under our current revolving credit agreement or obtain alternative debt or equity financing on terms that would be acceptable to us, or at all.

We may be unable to win new contract awards if we cannot provide clients with letters of credit, bonds or other forms of guarantees.

In certain international regions, primarily the Middle East, it is industry practice for clients to require letters of credit, bonds, bank guarantees or other forms of guarantees. These letters of credit, bonds or guarantees indemnify our clients if we fail to perform our obligations under our contracts. We currently have relationships with various domestic and international banking institutions to assist us in providing clients with letters of credit or guarantees. Because of current overall limitations in worldwide banking capacity, we may find it difficult to find sufficient bonding capacity to meet our future bonding needs. Failure to provide credit enhancements on terms required by a client may result in our inability to compete or win a project.

International operations and doing business with foreign governments expose us to legal, political, operational and economic risks in different countries and currency exchange rate fluctuations could adversely affect our financial results.

Our international operations contributed 77.0%, 72.6% and 71.9% of our consulting fee revenue for the years ended December 31, 2013, 2012 and 2011, respectively. There are risks inherent in doing business internationally, including:

•                  Lack of developed legal systems to enforce contractual rights;

•                  Foreign governments may assert sovereign or other immunity if we seek to assert our contractual rights thus depriving us of any ability to seek redress against them;

•                  Greater difficulties in managing and staffing foreign operations;

•                  Differences in employment laws and practices which could expose us to liabilities for payroll taxes, pensions and other expenses;

•                  Inadequate or failed internal controls, processes, people, and systems associated with foreign operations;

•                  Increased logistical complexity;

•                  Increased selling, general and administrative expenses associated with managing a larger and more global business;

•                  Greater risk of uncollectible accounts and longer collection cycles;

•                  Currency exchange rate fluctuations;

•                  Restrictions on the transfer of cash from certain foreign countries;

•                  Imposition of governmental controls;

•                  Political and economic instability;

•                  Changes in U.S. and other national government policies affecting the markets for our services and our ability to do business with certain foreign governments or their political leaders;

•                  Conflict between U.S. and non-U.S. law;

•                  Changes in regulatory practices, tariffs and taxes;

•                  Less well established bankruptcy and insolvency procedures;

•                  Potential non-compliance with a wide variety of non-U.S. laws and regulations; and

•                  General economic, political and civil conditions in these foreign markets.

Any of these factors could have a material adverse effect on our business, results of operations, financial condition or cash flows.

We operate in many different jurisdictions and we could be adversely affected by any violations of the U.S. Foreign Corrupt Practices Act or similar worldwide and local anti-corruption laws.

The U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide and local anti-corruption laws in other jurisdictions, generally prohibit companies and their intermediaries from making improper payments to officials for the purpose of obtaining or retaining business. Our internal policies mandate compliance with these anti-corruption laws. The policies also are applicable to agents through which we do business in certain non-U.S. jurisdictions. We operate in many parts of the world that have experienced governmental corruption to some degree, and in certain circumstances, strict compliance with anti-corruption laws may conflict with local customs and practices. Despite our training and compliance programs, we cannot assure you that our internal control policies and procedures always will protect us from improper or criminal acts committed by our employees or agents. Our continued expansion outside the U.S., including in developing countries, could increase the risk of such violations in the future. Violations of these laws, or allegations of such violations, could disrupt our business, subject us to fines, penalties and restrictions and otherwise result in a material adverse effect on our results of operations or financial condition. All of our recently acquired businesses are subject to our internal policies. However, because our internal policies are more restrictive than some local laws or customs where we operate, we may be at an increased risk for violations while we train our new employees to comply with our internal policies and procedures.

Our business sometimes requires our employees to travel to and work in high security risk countries, which may result in employee injury, repatriation costs or other unforeseen costs.

Many of our employees often travel to and work in high security risk countries around the world that are undergoing or that may undergo political, social and economic upheavals resulting in war, civil unrest, criminal activity or acts of terrorism. For example, we have had and expect to have significant projects in the Middle East and Africa, including in Afghanistan, Iraq, Libya, Egypt, Saudi Arabia, Qatar and Oman. As a result, we may be subject to costs related to employee injury, repatriation or other unforeseen circumstances. Further, circumstances in these countries could make it difficult or impossible to attract and retain qualified employees. Our inability to attract and retain qualified employees to work in these counties could have a material adverse effect on our operations.

Our business is sensitive to oil and gas prices, and fluctuations in oil and gas prices may negatively affect our business.

Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. In 2013, approximately 47.2% of our consulting fee revenue was derived from our operations in major oil and gas producing countries in the Middle East and Africa. A significant drop in oil or gas prices could lead to a slowdown in construction in these regions, which could have a material adverse effect on our business, results of operations, financial condition or cash flows.

We depend on government contracts for a significant portion of our consulting fee revenue. Our inability to win profitable government contracts could harm our operations and adversely affect our net earnings.

In 2013, U.S. federal government contracts and U.S. state, regional and local government contracts contributed approximately 2.9% and 13.6%, respectively, of our consulting fee revenue, and foreign government contracts contributed approximately 35.3% of our consulting fee revenue. Our inability to win profitable government contracts could harm our operations and adversely affect our net earnings. Government contracts are typically awarded through a heavily regulated procurement process. Some government contracts are awarded to multiple competitors, causing increases in overall competition and pricing pressure. In turn, the competition and pricing pressure may require us to make sustained post-award efforts to reduce costs under these contracts. If we are not successful in reducing the amount of costs, our profitability on these contracts may be negatively impacted. Also, some of our federal government contracts require U.S. government security clearances. If we or certain of our personnel were to lose these security clearances, our ability to continue performance of these contracts or to win new contracts requiring such clearances may be negatively impacted.

We depend on long-term government contracts, many of which are funded on an annual basis. If appropriations are not made in subsequent years of a multiple-year contract, we will not realize all of our potential revenue and profit from that project.

A significant portion of our consulting fee revenue is derived from contracts with federal, state, regional, local and foreign governments. During the years ended December 31, 2013, 2012 and 2011, approximately 51.8%, 40.9% and 40.6%, respectively, of our consulting fee revenue were derived from such contracts.

Most government contracts are subject to the continuing availability of legislative appropriation. Legislatures typically appropriate funds for a given program on a year-by-year basis, even though contract performance may take more than one year. As a result, at the beginning of a program, the related contract is only partially funded, and additional funding is normally committed only as appropriations are made in each subsequent fiscal year. These appropriations and the timing of payment of appropriated amounts may be influenced by, among other things, the state of the economy, budgetary and other political issues affecting the particular government and its appropriations process, competing priorities for appropriation, the timing and amount of tax receipts and the overall level of government expenditures. If appropriations are not made in subsequent years on government contracts, then we will not realize all of our potential revenue and profit from those contracts.

We depend on contracts that may be terminated by our clients on short notice, which may adversely impact our ability to recognize all of our potential revenue and profit from the project.

Substantially all of our contracts are subject to termination by the client either at its convenience or upon our default. If one of our clients terminates a contract at its convenience, then we typically are able to recover only costs incurred or committed, settlement expenses and profit on work completed prior to termination, which could prevent us from recognizing all of our potential revenue and profit from that contract. If one of our clients terminates the contract due to our default, we could be liable for excess costs incurred by the client in re-procuring services from another source, as well as other costs.

Our business is subject to numerous laws, regulations and restrictions, and failure to comply with these laws, regulations and restrictions could subject us to fines, penalties, suspension or debarment.

Our contracts and operations are subject to various laws and regulations. Prime contracts with various agencies of the U.S. federal government, and subcontracts with other prime contractors, are subject to numerous procurement regulations, including the Federal Acquisition Regulations and the False Claims Act. We could be subject to fines, penalties or debarment, or suspended from receiving additional contracts with all U.S. government agencies if any one agency finds that we are not in compliance with the appropriate regulations. Although a small percentage of our business is from U.S. federal government contracts, suspension or debarment from business with the U.S. federal government could impact other public-sector clients and have a material adverse effect on our financial results.

Our international business subjects us to numerous U.S. and foreign laws and regulations, including, without limitation, regulations relating to economic sanctions and other trade controls, technology transfer restrictions, repatriation of earnings, exchange controls, the FCPA and the anti-boycott provisions of the U.S. Export Administration Act. Changes in regulations or political environments may affect our ability to conduct business in foreign markets including investment, procurement and repatriation of earnings. Failure by us or our sales representatives or consultants to comply with these laws and regulations could result in certain liabilities and could possibly result in suspension or debarment from government contracts, which could have other repercussions and thus could have a material adverse effect on our financial results.

Our contracts with governmental agencies are subject to audit, which could result in adjustments to reimbursable contract costs or, if we are charged with wrongdoing, possible temporary or permanent suspension from participating in government programs.

Our books and records are subject to audit by the various governmental agencies we serve and by their representatives. These audits can result in adjustments to reimbursable contract costs and allocated overhead. In addition, if as a result of an audit, we or one of our subsidiaries is charged with wrongdoing or the government agency determines that we or one of our subsidiaries is otherwise no longer eligible for federal contracts, then we or, as applicable, that subsidiary, could be temporarily suspended or, in the event of convictions or civil judgments, could be prohibited from bidding on and receiving future government contracts for a period of time. Furthermore, as a U.S. government contractor, we are subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities, the results of which could have a material adverse effect on our operations.

We submit change orders to our clients for work we perform beyond the scope of some of our contracts. If our clients do not approve these change orders, our net earnings could be adversely impacted.

We typically submit change orders under some of our contracts for payment for work performed beyond the initial contractual requirements. The clients may not approve or may contest these change orders and we cannot assure you that these claims will be approved in whole, in part or at all. If these claims are not approved, our net earnings could be adversely impacted.

Because our backlog of uncompleted projects under contract or awarded is subject to unexpected adjustments and cancellations, including the amount, if any, of future appropriations by the applicable contracting governmental agency, it may not be indicative of our future revenue and profits.

At December 31, 2013, our backlog of uncompleted projects under contract or awarded was approximately $1.027 billion. The inability to obtain financing or governmental approvals, changes in economic or market conditions or other unforeseen events, such as terrorist acts or natural disasters, could lead to us not realizing any revenue under some or all of these contracts. We cannot assure you that the backlog attributed to any of our uncompleted projects under contract will be realized as revenue or, if realized, will result in profits.

Many projects may remain in our backlog for an extended period of time because of the size or long-term nature of the contract. In addition, from time to time projects are scaled back or cancelled. These types of backlog reductions adversely affect the revenue and profit that we ultimately receive. Included in our backlog is the maximum amount of all indefinite delivery/indefinite quantity (“ID/IQ”), or task order, contracts, or a lesser amount if we do not reasonably expect to be issued task orders for the maximum amount of such contracts. A significant amount of our backlog is derived from ID/IQ contracts and we cannot provide any assurance that we will in fact be awarded the maximum amount of such contracts.

Our dependence on subcontractors, partners and specialists could adversely affect our business.

We rely on third-party subcontractors as well as third-party strategic partners and specialists to complete our projects. To the extent that we cannot engage such subcontractors, partners or specialists or cannot engage them on a competitive basis, our ability to complete a project in a timely fashion or at a profit may be impaired. If we are unable to engage appropriate strategic partners or specialists in some instances, we could lose the ability to win some contracts. In addition, if a subcontractor or specialist is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition or over-commitment of its resources, we may be required to purchase the services from another source at a higher price. This may reduce the profit to be realized or result in a loss on a project for which the services were needed.

If our partners fail to perform their contractual obligations on a project, we could be exposed to legal liability, loss of reputation or reduced profits.

We sometimes enter into joint venture agreements and other contractual arrangements with outside partners to jointly bid on and execute a particular project. The success of these joint projects depends on the satisfactory performance of the contractual obligations of our partners. If any of our partners fails to satisfactorily perform its contractual obligations, we may be required to make additional investments and provide additional services to complete the project. If we are unable to adequately address our partner’s performance issues, then our client could terminate the joint project, exposing us to legal liability, loss of reputation or reduced profits.

Our services expose us to significant risks of liability and our insurance policies may not provide adequate coverage.

Our services involve significant risks of professional and other liabilities that may substantially exceed the fees that we derive from our services. In addition, we sometimes contractually assume liability under indemnification agreements. We cannot predict the magnitude of potential liabilities from the operation of our business.

We currently maintain comprehensive general liability, umbrella and professional liability insurance policies. Professional liability policies are “claims made” policies. Thus, only claims made during the term of the policy are covered. Additionally, our insurance policies may not protect us against potential liability due to various exclusions and retentions. Partially or completely uninsured claims, if successful and of significant magnitude, could have a material adverse effect on our business.

The project management and construction claims businesses are highly competitive and if we fail to compete effectively, we may miss new business opportunities or lose existing clients and our revenues and profitability may decline.

The project management and construction claims industries are highly competitive. We compete for contracts, primarily on the basis of technical capability, with numerous entities, including design or engineering firms, general contractors, other “pure” construction management companies, other claims consulting firms, the “Big Four” and other accounting firms, management consulting firms and other entities. Compared to us, many of these competitors are larger, well-established companies that have broader geographic scope and greater financial and other resources. If we cannot compete effectively with our competitors, or if the costs of competing, including the costs of retaining and hiring professionals, become too expensive, our revenue growth and financial results may differ materially from our expectations.

We have acquired and may continue to acquire businesses as strategic opportunities arise and may be unable to realize the anticipated benefits of those acquisitions, or if we are unable to take advantage of strategic acquisition situations, our ability to expand our business may be slowed or curtailed.

Over the past 17 years, we have acquired 22 businesses and our strategy is to continue to expand and diversify our operations with additional acquisitions as strategic opportunities arise. If the competition for acquisitions increases, or if the cost of acquiring businesses or assets becomes too expensive, the number of suitable acquisition opportunities may decline, the cost of making an acquisition may increase or we may be forced to agree to less advantageous acquisition terms for the companies that we are able to acquire. Alternatively, at the time an acquisition opportunity presents itself, internal and external pressures (including, but not limited to, borrowing capacity under our credit facilities or the availability of alternative financing), may cause us to be unable to pursue or complete an acquisition. Our ability to grow our business, particularly through acquisitions, may depend on our ability to raise capital by selling equity or debt securities or obtaining additional debt financing. There can be no assurance that we will be able to obtain financing when we need it or on terms acceptable to us. Some of the financial, business and operational risks associated with acquisitions include:

•                  Unexpected losses of key personnel or clients of the acquired business;

•                  Difficulties arising from the increasing scope, geographic diversity and complexity of our operations;

•                  Difficulties in integrating diverse corporate cultures and management styles;

•                  Increased costs to improve or coordinate managerial, operational, financial and administrative systems;

•                  Dilutive issuances of equity securities;

•                  Increased amortization expense of acquired intangible assets;

•                  Changes in future market conditions could materially affect the determination of fair value and/or the impairment of goodwill acquired in connection with business combinations may result in future impairment charges;

•                  Undisclosed or unknown liabilities associated with the acquired business;

•                  Diversion of management’s attention from other business concerns; and

•                  Adverse effects on existing business relationships with clients.

In addition, managing the growth of our operations will require us to continually increase and improve our operational, financial and human resources management and our internal systems and controls. If we are unable to manage growth effectively or to successfully integrate acquisitions or if we are unable to grow our business, that could have a material adverse effect on our business.

We may be required to write-off all or a portion of the carrying value of intangibles and goodwill of companies we have acquired.

At December 31, 2013, we had $24,964,000 of intangible assets and $85,853,000 of goodwill which represent 5.6% and 19.1% of our total assets. Under U.S. generally accepted accounting principles, we are required to test the carrying value of our intangible assets, including goodwill, for impairment at least annually or when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances, indicating that the carrying value of our goodwill or other intangible assets may not be recoverable, include a sustained decline in our stock price and market capitalization, reduced future cash flow estimates and slower growth rates in our industry. We may be required to record a significant non-cash impairment charge in our financial statements during the period in which any impairment of our goodwill or other intangible assets is determined, negatively impacting our results of operations and financial condition.

Our effective tax rate may increase or decrease.

We are subject to income taxes in the U.S. and numerous foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We are regularly under audit by tax authorities. Although we believe that our tax estimates and tax positions are reasonable, they could be materially affected by many factors including the final outcome of tax audits and related litigation, the introduction of new tax accounting standards, legislation, regulations, and related interpretations, our global mix of earnings, the realizability of deferred tax assets and changes in uncertain tax positions. A significant increase in our effective tax rate could have a material adverse effect on our financial condition and results of operations.

Systems and information technology interruption and breaches in data security could adversely impact our ability to operate and our operating results.

As a global company, we are heavily reliant on computer, information and communications technology and related systems in order to properly operate. From time to time, we experience system interruptions and delays. In the event we are unable to regularly deploy software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency and effectiveness of our systems, the operation of such systems could be interrupted or delayed, or our data security could be breached. In addition, our computer and communications systems and operations could be damaged or interrupted by natural disasters, power loss, telecommunications failures, acts of war or terrorism, acts of God, computer viruses, physical or electronic security breaches. Any of these or other events could cause system interruptions, delays, and loss of critical data including private data. While we have taken steps to address these concerns by implementing sophisticated network security and internal control measures, there can be no assurance that a system failure or loss or data security breach will not materially adversely affect our business, financial condition and operating results.

If our internal controls prove to be ineffective, it could impact our business and operating results.

Our internal control over financial reporting may not prevent or detect misstatements because of the inherent limitations of internal controls or otherwise, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

Our use of accounting estimates involves judgment and could impact our financial results.

The application of generally accepted accounting principles requires us to make estimates and assumptions about certain items and future events that directly affect our reported financial condition. Our most critical accounting estimates are described in our most recent Annual Report on Form 10-K in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under “Critical Accounting Policies.” In addition, as discussed under “Commitments and Contingencies” in our financial statements of our most recent Annual Report on Form 10-K, we make certain estimates including decisions related to legal proceedings and reserves. These estimates and assumptions involve the use of judgment. As a result, actual financial results may differ.

Risks Related to Ownership of Our Common Stock

The market price for our common stock could be volatile and could decline, resulting in a substantial or complete loss of your investment.

The stock markets, including the New York Stock Exchange on which our common stock is listed, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•                  Our operating performance and the performance of other similar companies;

•                  Actual or anticipated differences in our operating results;

•                  Changes in our revenue or earnings estimates or recommendations by securities analysts;

•                  Publication of research reports about us or our industry by securities analysts;

•                  Additions and departures of key personnel;

•                  Speculation in the press or investment community;

•                  Actions by institutional stockholders;

•                  Changes in accounting principles;

•                  Terrorist acts and other events affecting political, economic or civil conditions in one or more foreign countries in which we operate; and

•                  General economic and market conditions, including factors unrelated to our performance.

Future sales of our common and preferred stock may depress the price of our common stock.

As of August 6, 2014, there were 50,332,922 shares of our common stock outstanding. An additional 7,474,676 shares of our common stock may be issued upon the exercise of options held by employees, management and directors. We also have the authority to issue up to 1,000,000 shares of preferred stock upon terms that are determined by our Board of Directors and additional options to purchase 1,941,974 shares of our common stock without stockholder approval. In addition, simultaneously with the filing of the registration statement containing this prospectus, we filed a registration statement with the SEC with the respect to the potential issuance of 20,000,000 common shares to be used for working capital and general corporate purposes. Sales of a substantial number of these shares in the public market, or factors relating to the terms we may determine for our preferred stock, options or warrants, could decrease the market price of our common stock. In addition, the perception that such sales might occur may cause the market price of our common stock to decline. Future issuances or sales of our common stock could have an adverse effect on the market price of our common stock.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our revolving credit agreement. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our Board of Directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our organizational documents and Delaware law could discourage potential acquisition proposals, could delay or prevent a change in control of the Company that our stockholders may consider favorable and could adversely affect the market value of our common stock.

Provisions in our organizational documents and Delaware law could discourage potential acquisition proposals, could delay or prevent a change in control of the Company that our stockholders may consider favorable and could adversely affect the market value of our common stock. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•                  Our Board of Directors is expressly authorized to make, alter or repeal our bylaws;

•                  Our Board of Directors is divided into three classes of service with staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•                  Our Board of Directors is authorized to issue preferred stock without stockholder approval;

•                  Only our Board of Directors, our Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote may call a special meeting of stockholders; this means that minority stockholders cannot force stockholder consideration of a proposal, including a proposal to replace our Board of Directors, by calling a special meeting of stockholders prior to such time authorized by our Board of Directors, our Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote;

•                  Our bylaws require advance notice for stockholder proposals and director nominations;

•                  Our bylaws limit the removal of directors and the filling of director vacancies; and

•                  We will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of the Company.

In addition, Section 203 of the Delaware General Corporation Law imposes certain restrictions on mergers and other business combinations between the Company and any holder of 15% or more of our outstanding common stock. This provision is applicable to Hill and may have an anti-takeover effect that may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest. In general, Section 203 could delay for three years and impose conditions upon “business combinations” between an “interested shareholder” and Hill, unless prior approval by our Board of Directors is given. The term “business combination” is defined broadly to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. An “interested shareholder,” in general, would be a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock.

A small group of stockholders own a large quantity of our common stock thereby potentially exerting significant influence over the Company.

As of August 6, 2014, Irvin E. Richter, David L. Richter and other members of the Richter family beneficially owned approximately 26% of our common stock. This concentration of ownership could significantly influence matters requiring stockholder approval and could delay, deter or prevent a change in control of the Company or other business combinations that might otherwise be beneficial to our other stockholders. Accordingly, this concentration of ownership may impact the market price of our common stock. In addition, the interest of our significant stockholders may not always coincide with the interest of the Company’s other stockholders. In deciding how to vote on such matters, they may be influenced by interests that conflict with our other stockholders.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we do not expect to receive proceeds from the offering of any common stock pursuant to this prospectus other than the businesses, assets or securities acquired in business combination or other transactions.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of August 6, 2014, 50,332,922 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  Our board of directors is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to the rights and preferences of any preferred stock which may be outstanding in the future, the holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by our board of directors from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any preferred stock then outstanding.  All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of a “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination or other acquisition transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.  There are no shares of preferred stock outstanding and we do not currently intend to issue any preferred stock.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three-year period after such stockholder becomes an “interested stockholder,” unless:

•                  Prior to such time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•                  Any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•                  The affiliates and associates of any such person.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation, or our certificate of incorporation, and amended and restated bylaws, or our bylaws, include provisions that:

•                  Our board of directors is expressly authorized to make, alter or repeal our bylaws;

•                  Our board of directors is divided into three classes of service with staggered three-year terms.  This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•                  Our board of directors is authorized to issue preferred stock without stockholder approval;

•                  Only our board of directors, Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote may call a special meeting of stockholders; this means that minority stockholders cannot force stockholder consideration of a proposal, including a proposal to replace our board of directors, by calling a special meeting of stockholders prior to such time authorized by our board of directors, Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote;

•                  Our bylaws require advance notice for stockholder proposals and director nominations;

•                  Our bylaws limit the removal of directors and the filling of director vacancies; and

•                  We will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of our company.

PLAN OF DISTRIBUTION

The 20,000,000 shares of our common stock covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities in business combination or other transactions. The consideration offered by us in such acquisitions, in addition to any shares of common stock offered by this prospectus, may include cash, assets, debt or other securities, that may be convertible into shares of our common stock covered by this prospectus, or assumption by us of liabilities of the businesses, assets or securities being acquired, or a combination. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares or during some other negotiated period.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.

All expenses of this registration will be paid by us. It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders’ or investment banking fees may be paid from time to time in connection with specific acquisitions, and the fees may be paid through the issuance of shares of common stock covered by this prospectus. Any person receiving a fee may be deemed to be an underwriter within the meaning of the Securities Act.

LEGAL MATTERS

Duane Morris LLP, Philadelphia, Pennsylvania, will pass on the validity of the shares of common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Hill International, Inc. at December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, the related financial statement schedule as of December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their reports incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers

Our certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits

3.1

Amended and Restated Certificate of Incorporation of the Company (previously filed with the SEC as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (000-50781) on June 6, 2006 and incorporated herein by reference).

3.2

Amended and Restated Bylaws of the Company (previously filed with the SEC as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 13, 2007 and incorporated herein by reference).

4.1

Common Stock Certificate (previously filed with the SEC as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

5.1	Opinion of Duane Morris LLP (filed herewith).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 22.  Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                               Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlton, State of New Jersey, on August 15, 2014.

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Irvin E. Richter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irvin E. Richter and David L. Richter, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irvin E. Richter	Chairman and Chief Executive Officer (principal executive officer)	August 15, 2014
Irvin E. Richter

David L. Richter	President, Chief Operating Officer and Director	August 15, 2014
David L. Richter

John Fanelli III	Senior Vice President and Chief Financial Officer (principal financial officer)	August 15, 2014
John Fanelli III

/s/ Ronald F. Emma	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 15, 2014
Ronald F. Emma

/s/ Camille S. Andrews	Director	August 15, 2014
Camille S. Andrews

/s/ Brian W. Clymer	Director	August 15, 2014
Brian W. Clymer

/s/ Alan S. Fellheimer	Director	August 15, 2014
Alan S. Fellheimer

/s/ Steven M. Kramer	Director	August 15, 2014
Steven M. Kramer

/s/ Gary F. Mazzucco	Director	August 15, 2014
Gary F. Mazzucco

EXHIBIT INDEX

3.1

Amended and Restated Certificate of Incorporation of the Company (previously filed with the SEC as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (000-50781) on June 6, 2006 and incorporated herein by reference).

3.2

Amended and Restated Bylaws of the Company (previously filed with the SEC as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 13, 2007 and incorporated herein by reference).

4.1

Common Stock Certificate (previously filed with the SEC as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

5.1	Opinion of Duane Morris LLP (filed herewith).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).